                                                   Registration No. ____________

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               E'TOWN CORPORATION
               (Exact name of issuer as specified in its charter)

             New Jersey                                  22-2596330
      (State of Incorporation)              (I.R.S. Employer Identification No.)

                                600 South Avenue
                        Westfield, New Jersey 07091-0788
                                 (908) 654-1234
          (Address and telephone number of principal executive offices)

                               E'TOWN CORPORATION
                             1998 STOCK OPTION PLAN
                                       and
                               E'TOWN CORPORATION
                            1998 DIRECTORS STOCK PLAN

                               Walter M. Braswell
                                    Secretary
                               E'town Corporation
                                600 South Avenue
                        Westfield, New Jersey 07091-0788
                                 (908) 654-1234
            (Name, address and telephone number of agent for service)


                                   Copies to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000
                         Attention: David P. Falck, Esq.


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                      Proposed Maximum    Proposed Maximum     Amount of
Title of Securities to be          Amount to be       Offering Price      Aggregate Offering   Registration
Registered                         Registered         Per Share(1)        Price(1)             Fee(1)
-----------------------------------------------------------------------------------------------------------
Common Stock, without par value     540,000(2)             $35.97            $19,423,800         $5,730.02
===========================================================================================================


(1) Pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee are based on the average of the high and low prices of E'town Corporation Common Stock reported on the New York Stock Exchange on June 8, 1998.


(2) Represents 40,000 shares of Common Stock for issuance under the E'town Corporation 1998 Directors Stock Plan and 500,000 shares of Common Stock for issuance under the E'town Corporation 1998 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by E'town Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

                  3. The description of the Company's capital stock contained in the registration statement filed with the Commission under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered pursuant to this registration statement has been passed upon for the Company by Mr. Walter M. Braswell, Secretary and general counsel to the Company, 600 South Avenue, Westfield, New Jersey 07091-0788. Mr. Braswell may be a participant in the E'town Corporation 1998 Stock Option Plan and beneficially owns 9,875 shares of Company Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 3, Section 6 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the New Jersey Business Corporation Act (Section 14A:3-5) (the "Act"), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Act and subject to specified limitations set forth in the Act.

         The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page 6.

ITEM 9.  UNDERTAKINGS.

         (1)  The Company hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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
         (2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield and the State of New Jersey, on May 21, 1998.

                                   E'TOWN CORPORATION


                                   By:  /s/ Gail P. Brady
                                        -----------------
                                            Gail P. Brady
                                            Treasurer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Gail P. Brady, Walter M. Braswell and Andrew M. Chapman, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

                     SIGNATURE                                      TITLE                          DATE
                     ---------                                      -----                          ----
/s/ Gail Brady                                        Treasurer                                May 21, 1998
-------------------------                             (Principal Financial Officer)
    Gail P. Brady

/s/ Walter M . Braswell                               Secretary                                May 21, 1998
-------------------------
    Walter M . Braswell

/s/ Thomas J. Cawley                                  Director                                 May 21, 1998
-------------------------
    Thomas J. Cawley

/s/ Andrew M. Chapman                                 President and Director                   May 21, 1998
-------------------------                             (Principal Executive Officer)
    Andrew M. Chapman

/s/ Anthony S. Cicatiello                             Director                                 May 21, 1998
-------------------------
    Anthony S. Cicatiello

/s/ Dennis Doll                                       Controller (Principal Accounting         May 21, 1998
-------------------------                             Officer)
    Dennis Doll

/s/ Anne Evans Estabrook                              Director, Chairman of the Board          May 21, 1998
-------------------------
    Anne Evans Estabrook

/s/ James W. Hughes                                   Director                                 May 21, 1998
-------------------------
    James W. Hughes

/s/ John Kean                                         Director                                 May 21, 1998
-------------------------
    John Kean

/s/ Robert W. Kean, III                               Director                                 May 21, 1998
-------------------------
    Robert W. Kean, III

/s/ Barry T. Parker                                   Director                                 May 21, 1998
-------------------------
    Barry T. Parker

/s/ Hugh M. Pfaltz                                    Director                                 May 21, 1998
-------------------------
    Hugh M. Pfaltz

/s/ Chester A. Ring                                   Director                                 May 21, 1998
-------------------------
    Chester A. Ring

/s/ Joan Verplanck                                    Director                                 May 21, 1998
-------------------------
    Joan Verplanck


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
                                  EXHIBIT INDEX


Exhibit No.                               Description

   4(a) Amended Certificate of Incorporation of the Company (incorporated by reference filed as Exhibit 4(a) in Registration Statement No. 33-42509).

   4(b) By-laws of the Company, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

   5 Opinion of Walter M. Braswell, Esq. as to the legality of the Company's Common Stock.

   23(a) Consent of Walter M. Braswell, Esq. (included in the Opinion filed as Exhibit 5 hereto).

   23(b)        Consent of Deloitte & Touche LLP, independent auditors.

   24           Power of Attorney (set forth on the signature page hereof).

   99(a)        E'town Corporation 1998 Stock Option Plan.

   99(b)        E'town Corporation 1998 Directors Stock Plan.




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